Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Extended Stay America, Inc. and ESH Hospitality, Inc. of our report dated July 15, 2013 relating to the balance sheet of Extended Stay America, Inc. appearing in the Registration Statement on Form S-1 (No. 333-190052) as amended, and related Prospectus dated November 12, 2013 of Extended Stay America, Inc. and ESH Hospitality, Inc.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

November 22, 2013